                                                                  EXHIBIT 10 (g)


                 SHARE REPURCHASE AND NON-COMPETITION AGREEMENT


        THIS AGREEMENT is made as of this 1st day of February, 1998, by and among BRIEN MURTAGH ("Seller"), and SEL-DRUM IMAGING CORPORATION ("SDIC") and SEL-DRUM INTERNATIONAL, INC. ("Sel-Drum"), a Colorado corporation with a principal place of business at 501 Amherst Street, Buffalo, New York 14207-2913 (Sel-Drum and SDIC are sometimes collectively referred to as the "Corporation" or the "Group").

                                W I T N E S E T H

        WHEREAS, Seller wishes to have certain shares of Common Stock in Sel-Drum repurchased upon the terms and conditions set forth in this Agreement; and

        WHEREAS, the parties desire to enter into such other agreements as are necessary as the result of the repurchase of Seller's interests;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, the parties to this Agreement agree as follows:

        1. REPURCHASE

               (a) REPURCHASE OF SHARES. Upon the terms and conditions hereinafter set forth, Seller will transfer and deliver to the Corporation certificates representing 345,000 shares of Common Stock owned by Seller (the "Shares"), all duly endorsed, or with stock powers duly executed and attached, and the Corporation shall repurchase the Shares from Seller all pursuant to the following Schedule:

                      (i) On August 1, 1998, Sel-Drum shall repurchase 100,000 shares of Common Stock held by Seller at $1.00 per share. If prior to August 1, 1998, a third-party purchases all or part of such shares from Seller at a price of $1.00 per share or less, the Company shall be obligated only to make up the difference between $100,000 ($1.00 x 100,000 shares) and the dollars paid to Seller from such third-party purchaser.

                      (ii) Between August 1, 1998 and 1:00 p.m. Eastern Standard Time August 1, 2000, the Company may purchase (but is not obligated to do so) up to an additional 245,000 shares at $1.00 per share. If between August 1, 1998 and 1:00 p.m. Eastern Standard Time August 1, 2000 a third-party purchases all or a part of the 245,000 shares remaining at a price of $1.00 per share or less, the Company shall be obligated only to make up the difference between $245,000 ($1.00 x 245,000 shares) and the dollars paid to Seller from such third-party purchaser.

                      (iii) Between 1:01 p.m. Eastern Standard Time August 1, 2000 and August 1, 2001, any of the remaining 245,000 shares shall be purchased by the Company at $2.00 per share. If prior to August 1, 2001 a third-party purchases all or a part of the remaining shares, the Company shall be obligated only to make up the difference between the $2.00 per share price multiplied by the remaining shares and the price paid by the third party for the remaining shares multiplied by the remaining shares.

        2. SELLER'S REPRESENTATIONS AND WARRANTIES

               (a) STOCK OWNERSHIP. As of the date of this Agreement, Seller is the lawful owner of record and beneficially of all of the Shares, free and clear of all pledges, liens, encumbrances, claims, security interests and other charges of any nature whatsoever, including without limitation any agreements, subscriptions, options, warrants, calls, commitments or rights of any character granting to any person, corporation or other entity any interest in, or right to acquire from Seller at any time, or upon the happening of any stated event, any shares of the outstanding capital stock of the Corporation owned by Seller. Seller has the full legal power, authority and capacity required by law to transfer and deliver the Shares of the Corporation in accordance with this Agreement free and clear of all pledges, liens, encumbrances, claims, security interests and other charges of any nature whatsoever.

               (b) VALIDITY OF CONTEMPLATED TRANSACTION. Neither the execution and delivery of this Agreement by Seller nor his consummation of the transactions contemplated hereby will contravene or violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both), of any term, condition, or provision of any note agreement, instrument, indenture, contract, lease, agreement or other document or understanding (written or oral) to which Seller is a party or by which he or any of his properties or assets, including the Shares, may be bound or affected.

        3. NON-COMPETE OF SELLER.

               (a) During the continuance of this Agreement and for a period of two years thereafter, the Seller shall not be directly or indirectly, engaged, concerned or interested in any capacity in any other trade, business or occupation or shall Seller be directly or indirectly engaged, nor shall Seller be engaged in any business, occupation or other trade which competes with the Company directly or indirectly, except:

                      (i) as the owner of securities which are held for investment only, which are listed on a recognized stock exchange, and which do not exceed five percent (5%) in nominal value of the securities of that class ("Approved Ownership"); or

                      (ii) with the prior written consent of the Company. A request for such written consent shall include the detail of any proposed concern and/or interest.

               (b) During the term of the employment of the Seller with the Company and at all times thereafter, the Seller shall keep confidential and shall not at any time use, for his own or another's advantage or disclose to any person, firm or company any trade secrets, business methods or confidential information concerning the business, financial status or affairs of the Company or any company in the Group, including but not limited to, customer or supplier lists, trade processes or materials, price lists, pricing, costings, new product or business plans ("Confidential Information") which may have come to the Seller's knowledge during his employment hereunder provided, however, this restriction shall not prevent:

                      (i) any disclosure or use authorized by the Board, required by law, or made to enable the Seller to perform his duties hereunder, or

                      (ii) the use of the personal skills of the Seller in any business in which he may be lawfully engaged, subject to the terms of this Paragraph 3, after termination of this Agreement; or

                      (iii) the use of Confidential Information that is in or comes into the public domain in any way without breach of this Agreement by the Seller.

               (c) During the term of this Agreement and for the period ending two (2) years after the actual date of termination of employment ("Covenant Period"), the Seller shall not, whether alone or jointly with another, and whether directly or indirectly, solicit or endeavor to entice away, knowingly offer employment to, knowingly employ, or offer or conclude any contract for services with, any person who is employed by the Company or any company in the Group at the date of the termination of the Seller's employment and who has been employed in skilled or managerial work at any time during the period of one (1) year preceding the date of the termination of the Seller's employment by the Company or any company in the Group.

        4. CORPORATION'S REPRESENTATIONS AND WARRANTIES

               (a) SEL-DRUM REPRESENTATIONS AND WARRANTIES. Sel-Drum represents and warrants to Seller as follows:

                      (i) The corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all necessary corporate power, and is duly authorized to carry out the transactions contemplated by this Agreement.

                      (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Certificate of Incorporation or the By-laws of either corporation or violate any order, judgment, award, decree or contract or agreement of any kind or nature to which the Corporation is a party or is subject.

                      (iii) The corporation has taken all action required by law, its Certificate of Incorporation and its By-laws, or otherwise, to authorize and approve the execution, delivery and performance of this Agreement.

                      (iv) The corporation has sufficient surplus as of the date hereof so that payment can be made without violating any Corporate Law of any jurisdiction requiring that Sellers' interest be redeemed only out of surplus.

        5. CLOSING

               Unless otherwise agreed upon in writing by the parties hereto, the Closing shall take place on August 1, 1998 and each subsequent date as may be agreed to by the parties at the Canadian offices of Sel-Drum International, Inc., 1370 Artisans Court, Burlington, Ontario L7L 5Y2 (the "Closing").

         6. CONDITIONS TO CLOSING. Prior to any of the closings contemplated by this Agreement, the following conditions shall be satisfied:

               (a) the Company shall receive the written consent of any or all third parties, including but not limited to, the written consent of the National Bank of Canada or any other lender; and

               (b) the transactions shall not be violative of any of the United States securities laws or the corporate laws of the state in which Sel-Drum is incorporated.

               (c) the Company shall have a sufficient financial structure such that any of the closings contemplated by the Agreement shall not materially affect the Company's debt to earnings ratio, all as determined by the Company's independent certified public accountants.

        7. REGISTRATION OF SELLER'S SHARES IF SOLD TO THIRD PARTY. If Seller finds a purchaser for Seller's shares, the Company shall use reasonable efforts to register such transaction with the United States Securities and Exchange Commission.

        8. MISCELLANEOUS

               (a) FURTHER ASSURANCES. Each party shall cooperate with the others, take such further action, and execute and deliver such further documents, as may be reasonably requested by the other parties in order to carry out the terms and purposes of this Agreement.

               (b) SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The several representations, warranties and covenants of the parties herein contained, and the provisions hereof by which their terms are to be performed after the date hereof, shall survive the execution and delivery of this Agreement and shall be effective regardless of any investigation which may have been or may be made at the time by or on behalf of the party to whom such representations, warranties, covenants and agreements are made.

               (c) AMENDMENT AND WAIVER. This Agreement may be amended only by a writing executed by all of the parties hereto. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing duly executed by the parties sought to be charged therewith. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any rights preclude any other or future exercise thereof or the exercise of any other right.

               (d) ASSIGNMENT. No party shall assign or attempt to assign any of its rights or obligations under this Agreement without the prior written consent of each of the other parties hereto.

               (e) BINDING EFFECT. Subject to the provisions of (d) above, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement creates no rights of any nature in any party not a party hereto.

               (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state and without regard to principles of conflicts of laws.

               (g) EFFECT OF AGREEMENT. This Agreement, and those other agreements and documents to be executed at closing pursuant to the terms of this Agreement, set forth the entire understanding of the parties, and supersedes any and all prior agreements, arrangements and understandings, whether written or oral, relating to the subject matter hereof.

               (h) HEADINGS; COUNTERPARTS. The section headings of this Agreement are for convenience of reference only and do not form a part hereof, and do not in any way modify, interpret or construe the intention of the parties. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (i) NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or to such other address as any party shall have specified by notice in writing to the holder.

            If to the Seller:  Brien Murtagh
                               Sel-Drum International, Inc.
                               1370 Artisans Court
                               Burlington, Ontario L7L 5Y2

            If to Sel-Drum     Sel-Drum International, Inc.
             or SDIC:          1370 Artisans Court
                               Burlington, Ontario L7L 5Y2
                               Attention:  Raymond C. Sparks, President

            with copies to:    Ross & McBride
                               Barrister & Solicitors
                               P.O. Box 907
                               Hamilton, Ontario L8N 3P6
                               Attention:  Messrs. Peter R. Tice/Paul D. Paradis

                               Harter, Secrest & Emery LLP
                               700 Midtown Tower
                               Rochester, New York  14604-2070
                               Attn.:  James M. Jenkins, Esq.

               (j) EXPENSES. Each of the parties hereto shall pay its or his own respective expenses, including but not limited to legal and accounting expenses, associated with the transactions contemplated hereby.

        9. TERMINATION. This Agreement shall terminate as follows: (i) by written consent of all of the parties; (ii) upon a sale to a third party or a repurchase by the Company of all of the shares held by Seller; (iii) by the Company if the Seller's employment is terminated by Seller; or (iv) by the Company if the Seller's employment is terminated by the Company "for cause" pursuant to the Employment Contract. Any termination of this Agreement shall release the parties of all obligations hereunder except Paragraph 3 which shall survive by its terms.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date above first written.

                                       /s/ Brien Murtagh
                                       ------------------------------------
                                                Brien Murtagh, Seller

                                       SEL-DRUM INTERNATIONAL, INC.


                                       By: /s/ Brian Turnbull
                                           --------------------------------
                                                Brian Turnbull, Chairman


                                       By: /s/ Raymond C. Sparks
                                           --------------------------------
                                                Raymond C. Sparks, President


                                       SEL-DRUM IMAGING CORPORATION


                                       By: /s/ Raymond C. Sparks
                                           --------------------------------
                                                Raymond C. Sparks
                                                President